UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 12, 2005

XTEN NETWORKS INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50346

(Commission File Number)

20-0004161

(IRS Employer Identification No.)

320-5201 Great America Parkway, Santa Clara, CA 95054

(Address of principal executive offices and Zip Code)

(408) 876-4346

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 12, 2005 we entered into stock option agreements with 34 employees and 1 consultant, granting them the right to purchase an aggregate of 1,165,992 shares of our common stock, at an exercise price of $0.70 per share, exercisable for a period of 5 years.

The options will vest as to 25% of the options on each of the anniversary dates of the grant of the options, such that all options will be vested on the fourth anniversary of the date of grant of the options.

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Item 3.02. Unregistered Sales of Equity Securities.

On May 12, 2005 we granted stock options to 34 employees and 1 consultant for the option to purchase an aggregate of 1,165,992 shares of our common stock at an exercise price of $0.70 per share, exercisable until May 12, 2010. The options are subject to vesting provisions as set forth in the form of stock option agreement dated May 12, 2005 attached hereto as exhibit 10.1. We issued the securities to 35 non U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits

10.1	Form of Stock Option Agreement with:

Lorne Reicher
Neil McGuigan
Alexius Nazarevich
Clayton Blacker
Allan Tolmatsky
Tim Painter
Jake Weglewski
Tiffany Dawn Zinck
Rob Raymond
Sean Oneil
Bruce Gray
Chris Bond
Derek MacDonald
Dragos Liciu
Duane Storey
Jeff Hay-Roe
Van Nguyen
Gregory McGarry
Kainian (Kenny) Bian
XueDong (James) Zhang
Franki Hui
Jihad Barhum
Hin Leung (Nelson) Hung
Helge Brueggmann
Hesty Panoewiharjo
Yillin (Daniel) Shi
Milan Dimitijevic
Bogdan Krakowski
Katayoun (Kate) Farrahi
Sylvain Marcotte
Sailesh Agrawal
Alex Curylo (consultant)
Rahim Rehmat
Adrian Avramescu
Ralph Rodriguez

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTEN NETWORKS INC.

By: /s/ Mark Bruk

Mark Bruk

Chief Executive Officer, Secretary, Treasurer and Director

Date: May 25, 2005

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